Exhibit 99.1

SKYFENCE NETWORKS LTD. AND ITS SUBSIDIARY

(A development stage company)

CONSOLIDATED FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2013

IN U.S. DOLLARS

Kost Forer Gabbay & Kasierer 3 Aminadav St. Tel-Aviv 6706703, Israel	Tel: +972-3-6232525 Fax: +972-3-5622555 ey.com

REPORT OF INDEPENDENT AUDITORS

To the Board of Directors and Shareholders of

SKYFENCE NETWORKS LTD.

(A development stage company)

We have audited the accompanying consolidated financial statements of Skyfence Networks Ltd. (a development stage company) (the “Company”) and its subsidiary, which comprise the consolidated balance sheet as of December 31, 2013 and the related consolidated statements of comprehensive loss, changes in shareholders’ equity and cash flows for the year then ended and for the period from August 12, 2012 (date of inception) through December 31, 2013 and the related notes to the consolidated financial statements.

Management is responsible for the preparation and fair presentation of these financial statements in conformity with U.S. generally accepted accounting principles; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free of material misstatement, whether due to fraud or error.

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company and its subsidiary as of December 31, 2013, and the consolidated results of their operations and their cash flows for the year then and for the period from August 12, 2012 (date of inception) through December 31, 2013, in conformity with United States generally accepted accounting principles.

Tel-Aviv, Israel	KOST FORER GABBAY & KASIERER
April 21, 2014	A Member of Ernst & Young Global

SKYFENCE NETWORKS LTD. AND ITS SUBSIDIARY

(A development stage company)

CONSOLIDATED BALANCE SHEET

U.S. dollars in thousands

		December 31,
	Note	2013
ASSETS
CURRENT ASSETS:
Cash and cash equivalents		$1,068
Restricted cash		22
Marketable securities		618
Other accounts receivables and prepaid expenses	3	22

Total current assets		1,730

PROPERTY AND EQUIPMENT, NET	4	40

Total assets		$1,770

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable		58
Employees and payroll accruals		180

		238

SHAREHOLDERS’ EQUITY:	6
Share capital -
Ordinary shares of NIS 0.01 par value -
Authorized: 10,266,733 shares at December 31, 2013; Issued and outstanding: 4,006,250 shares at December 31, 2013;		11
Series A preferred shares of NIS 0.01 par value -
Authorized: 4,266,667 shares at December 31, 2013; Issued and outstanding: 4,266,667 shares at December 31, 2013;		12
Additional paid in capital		3,382
Accumulated other comprehensive income		9
Accumulated deficit during the development stage		(1,882)

Total shareholders’ equity		1,532

Total liabilities and shareholders’ equity		$1,770

The accompanying notes are an integral part of the consolidated financial statements.

SKYFENCE NETWORKS LTD. AND ITS SUBSIDIARY

(A development stage company)

CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

U.S. dollars in thousands

	Year ended December 31, 2013	Period from August 12, 2012 (date of inception) through December 31, 2013
Operating expenses:
Research and development	1,333	1,448
Sales and marketing	277	285
General and administrative	265	373

Total operating expenses	1,875	2,106

Financial income, net	105	224

Loss	1,770	1,882

Unrealized gains on investments	15	20
Less: reclassification adjustment for net gains included in financial income, net	(11)	(11)

Comprehensive loss	$1,766	$1,873

The accompanying notes are an integral part of the consolidated financial statements.

SKYFENCE NETWORKS LTD. AND ITS SUBSIDIARY

(A development stage company)

STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

U.S. dollars in thousands, except share data

	Ordinary shares		Series A preferred shares		Additional paid-in capital	Accumulated other comprehensive income	Accumulated deficit during the development stage	Total
	Number	Amount	Number	Amount
Balance as of August 12, 2012 (date of inception)	—	$—	$—	$—	$—	$—	$—	$—
Issuance of Ordinary shares	4,000,000	11	—	—	(11)	—	—	—
Issuance of Series A preferred shares, net of issuance costs in the amount of $ 17	—	—	4,266,667	12	3,171	—	—	3,183
Revaluation of available for sale marketable securities	—	—	—	—	—	5	—	5
Loss	—	—	—	—	—	—	(112)	(112)

Balance as of December 31, 2012	4,000,000	11	4,266,667	12	3,160	5	(112)	3,076

Stock-based compensation related to options granted to employees	—	—	—	—	128	—	—	128
Stock-based compensation related to options granted to non-employees	—	—	—	—	94	—	—	94
Revaluation of available for sale marketable securities	—	—	—	—	—	4	—	4
Exercise of stock options	6,250	*) —	—	—	—	—	—	*) —
Loss	—	—	—	—	—	—	(1,770)	(1,770)

Balance as of December 31, 2013	4,006,250	$11	4,266,667	$12	$3,382	$9	$(1,882)	$1,532

*)	Represents amount less than $ 1.

The accompanying notes are an integral part of the consolidated financial statements.

SKYFENCE NETWORKS LTD. AND ITS SUBSIDIARY

(A development stage company)

CONSOLIDATED STATEMENTS OF CASH FLOWS

U.S. dollars in thousands

	Year ended December 31, 2013	Period from August 12, 2012 (date of inception) through December 31, 2013
Cash flows from operating activities:
Loss	$(1,770)	$(1,882)
Adjustments to reconcile loss to net cash used in operating activities:
Depreciation	10	10
Gain on marketable securities, net	(82)	(137)
Stock based compensation to employees	128	128
Stock based compensation to consultant	94	94
Increase in other accounts receivable and prepaid expenses	(9)	(22)
Increase in trade payables and accrued expenses	47	58
Increase in other accounts payable	108	180

Net cash used in operating activities	(1,474)	(1,571)

Cash flows from investing activities:
Increase in restricted cash	(2)	(22)
Purchase of property and equipment	(27)	(50)
Investment in marketable securities	(805)	(1,685)
Proceeds from sale of marketable securities	1,098	1,213

Net cash provided by (used in) investing activities	264	(544)

Cash flows from financing activities:
Proceeds from issuance of Series A preferred shares, net of issuance costs in the amount of $ 17	—	3,183
Proceeds from exercise of stock options	*) —	—

Net cash provided by financing activities	*) —	3,183

Increase (decrease) in cash and cash equivalents	(1,210)	1,068
Cash and cash equivalents at beginning of the period	2,278	—

Cash and cash equivalents at end of the period	$1,068	$1,068

*)	Represents amount less than $ 1.

The accompanying notes are an integral part of the consolidated financial statements.

SKYFENCE NETWORKS LTD. AND ITS SUBSIDIARY

(A development stage company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

In U.S. dollars in thousands

NOTE 1:- GENERAL

a.	Skyfence Ltd. (the “Company”) was incorporated in Israel and commenced its operations in August 2012. During 2013, the Company incorporated a wholly-owned subsidiary Skyfence Inc. (the “US Subsidiary” or the “Subsidiary”), in the United States, which is engaged by the Company to support and market the Company’s products. In March 2014 the subsidiary’s operations were terminated following the acquisition of the Company by Imperva Inc. (see note 9 for additional information).

Skyfence develops solutions that ensure the security and compliance of cloud applications and data. With Skyfence, IT can gain visibility and control over corporate use of Software-as-a Service (SaaS) applications in order to protect sensitive data from external and inside threats, and ensure compliance with standards.

b.	The Company is in its development stage and, as such, its ability to continue to operate is dependent on the completion of the development of its products, the ability to market and sell its products and additional financing until profitability is achieved.

The Company’s consolidated financial statements have been presented on a basis that contemplates the realization of assets and the satisfaction of liabilities in the normal course of business and assumes that the Company will continue as a going concern. However, the Company incurred net losses for the year ended December 31, 2013, amounting to $ 1,770 and has an accumulated deficit of $ 1,882. In addition, the Company incurred negative cash flows from operations of $ 1,474 and $1,571 for the year ended December 31, 2013 and for the period from August 12, 2012 (date of inception) through December 31, 2013, respectively. In order to fund its marketing and research and development activities, the Company will rely on financing expected to be received from Imperva Inc. that has undertook to support the Company for at least the next 12 months.

c.	In connection with the preparation of the consolidated financial statements and in accordance with authoritative guidance for subsequent events, the Company evaluated subsequent events after the balance sheet date of December 31, 2013, through April 21, 2014, the date on which the audited consolidated financial statements were available to be issued.

NOTE 2:- SIGNIFICANT ACCOUNTING POLICIES

The consolidated financial statements have been prepared in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”).

a.	Basis of Presentation:

The accompanying consolidated financial statements have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) and include all adjustments necessary for the fair presentation of the Company’s consolidated financial position, results of operations and cash flows for the period presented. The consolidated financial statements include the accounts of Skyfence Networks Ltd., and its wholly-owned subsidiary. All intercompany accounts and transactions have been eliminated in consolidation.

SKYFENCE NETWORKS LTD. AND ITS SUBSIDIARY

(A development stage company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

In U.S. dollars in thousands

NOTE 2:- SIGNIFICANT ACCOUNTING POLICIES (Cont.)

b.	Use of estimates:

The preparation of the consolidated financial statements in conformity with U.S. GAAP requires management to make estimates, judgments and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Such management estimates include the fair value of accounts receivable and assumptions used in the calculation of stock-based compensation, among others. These estimates and assumptions are based on management’s best estimates and judgment. Management evaluates its estimates and assumptions on an ongoing basis using historical experience and other factors and adjusts such estimates and assumptions when facts and circumstances dictate. As future events and their effects cannot be determined with precision, actual results could differ significantly from these estimates.

c.	Foreign Currency:

The functional currency of the Company is U.S. dollar. Transactions denominated in currencies other than the functional currency are remeasured to the functional currency at the average exchange rate in effect during the period. At the end of each reporting period, monetary assets and liabilities are re-measured to the functional currency using exchange rates in effect at the balance sheet date. Non-monetary assets and liabilities are re-measured at historical exchange rates. Gains and losses related to remeasurement are recorded in other income (expense) in the consolidated statements of comprehensive income.

d.	Concentration of Credit Risk:

Financial instruments that potentially subject the Company to a concentration of credit risk consist primarily of cash, cash equivalents, restricted cash and marketable securities. The Company’s cash, cash equivalents, restricted cash and marketable securities are invested in high-quality instruments with banks located in the Israel. Such deposits may be in excess of insured limits provided on such deposits.

e.	Cash and cash equivalents:

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents. Cash and cash equivalents consist of cash on hand, highly liquid investments in money market funds and various deposit accounts.

SKYFENCE NETWORKS LTD. AND ITS SUBSIDIARY

(A development stage company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

In U.S. dollars in thousands

NOTE 2:- SIGNIFICANT ACCOUNTING POLICIES (Cont.)

f.	Marketable securities:

The Company accounts for investments in equity securities in accordance with ASC 320, “Investments - Debt and Equity Securities”. Management determines the appropriate classification of its investments in debt securities at the time of purchase and re-evaluates such determinations at each balance sheet date.

Marketable securities classified as “available-for-sale” are carried at fair value, based on quoted market prices. Unrealized gains and losses are reported in a separate component of shareholders’ equity in accumulated other comprehensive income. Gains and losses are recognized when realized, on a specific identification basis, in the Company’s consolidated statement of income.

The Company’s securities are reviewed for impairment in accordance with ASC 320-10-65. If such assets are considered to be impaired, the impairment charge is recognized in earnings when a decline in the fair value of its investments below the cost basis is judged to be other-than-temporary. Factors considered in making such a determination include the duration and severity of the impairment, the reason for the decline in value, the potential recovery period and the Company’s intent to sell, including whether it is more likely than not that the Company will be required to sell the investment before recovery of cost basis.

For securities with an unrealized loss that the Company intends to sell, or it is more likely than not that the Company will be required to sell before recovery of their amortized cost basis, the entire difference between amortized cost and fair value is recognized in earnings. For securities that do not meet these criteria, the amount of impairment recognized in earnings is limited to the amount related to credit losses, while declines in fair value related to other factors are recognized in other comprehensive income.

As of December 31, 2013, there were no marketable securities with unrealized losses.

g.	Restricted Cash:

The Company has restricted cash pledged as collateral representing a security deposit required for a facility lease. As of December 31, 2013, the Company had classified $ 22 of restricted cash as a current asset relating to its facility lease arrangement.

h.	Property and Equipment:

Property and equipment, including leasehold improvements, are stated at cost less accumulated depreciation and amortization. Upon the retirement or disposition of property and equipment, the related costs and accumulated depreciation is removed and any related gain or loss is recorded in the consolidated statements of operations. Repairs and maintenance that do not extend the life or improve an asset are expensed in the periods incurred.

SKYFENCE NETWORKS LTD. AND ITS SUBSIDIARY

(A development stage company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

In U.S. dollars in thousands

NOTE 2:- SIGNIFICANT ACCOUNTING POLICIES (Cont.)

Depreciation is calculated using the straight-line method over the estimated useful lives of the assets, at the following annual rates:

%
Computers, peripheral equipment and software	33
Office furniture and equipment	7

i.	Impairment of Long-Lived Assets:

The Company evaluates its long-lived assets, which consist of property and equipment, for indicators of possible impairment when events or changes in circumstances indicate the carrying amount of an asset may not be recoverable. Impairment exists if the carrying amounts of such assets exceed the estimates of future net undiscounted cash flows expected to be generated by such assets. Should impairment exist, the impairment loss would be measured based on the excess carrying value of the asset over the asset’s estimated fair value. As of December 31, 2013, the Company has not written down any of its long-lived assets as a result of impairment.

j.	Research and development expenses:

Research and development expenses are charged to operations as incurred.

k.	Income Taxes:

The Company accounts for income taxes in accordance with ASC 740, Income Taxes. ASC 740 prescribes the use of the liability method whereby deferred tax asset and liability account balances are determined based on differences between the financial reporting and tax bases of assets and liabilities and for carryforward losses deferred taxes are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. The Company provides a valuation allowance, if necessary, to reduce deferred tax assets to their estimated realizable value if it is more likely than not that some portion or all of the deferred tax asset will not be realized.

The Company applies ASC 740 for accounting for uncertainty in income tax positions. ASC 740 contains a two-step approach to recognizing and measuring uncertain tax positions. The first step is to evaluate the tax position taken or expected to be taken in a tax return by determining if the weight of available evidence indicates that it is more likely than not that, on an evaluation of the technical merits, the tax position will be sustained on audit, including resolution of any related appeals or litigation processes. The second step is to measure the tax benefit as the largest amount that is more than 50% likely to be realized upon ultimate settlement.

SKYFENCE NETWORKS LTD. AND ITS SUBSIDIARY

(A development stage company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

In U.S. dollars in thousands

NOTE 2:- SIGNIFICANT ACCOUNTING POLICIES (Cont.)

l.	Stock-Based Compensation:

The Company accounts for stock-based compensation in accordance with ASC 718, Compensation - Stock Compensation. ASC 718 requires companies to estimate the fair value of equity-based payment awards on the date of grant using an option-pricing model. The value of the portion of the award that is ultimately expected to vest is recognized as an expense over the requisite service periods in the Company’s consolidated statement of income.

The Company accounts for its options to non-employees under ASC 718 and ASC 505-50.

m.	Fair Value of Financial Instruments:

The Company measures and reports its cash equivalents and marketable securities at fair value. Fair value is defined as the exchange price that would be received for an asset or an exit price paid to transfer a liability in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. Valuation techniques used to measure fair value must maximize the use of observable inputs and minimize the use of unobservable inputs. The fair value hierarchy defines a three-level valuation hierarchy for disclosure of fair value measurements as follows:

Level I - Unadjusted quoted prices in active markets for identical assets or liabilities;

Level II - Inputs other than quoted prices included within Level I that are observable, unadjusted quoted prices in markets that are not active, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the related assets or liabilities; and

Level III - Unobservable inputs that are supported by little or no market activity for the related assets or liabilities.

The categorization of a financial instrument within the valuation hierarchy is based upon the lowest level of input that is significant to the fair value measurement.

The Company’s financial instruments consist of Level I assets.

The carrying amounts of cash and cash equivalents, prepaid expenses other accounts receivable and other accounts payable approximate their fair value due to the short-term maturity of such instruments.

n.	Recent Accounting Pronouncements:

In February 2013, the Financial Accounting Standards Board (FASB) issued ASU 2013-02, “Comprehensive Income (Topic 220), Reporting of Amounts Reclassified Out of Accumulated Other Comprehensive Income” (ASU 2013-02), which is effective for

SKYFENCE NETWORKS LTD. AND ITS SUBSIDIARY

(A development stage company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

In U.S. dollars in thousands

NOTE 2:- SIGNIFICANT ACCOUNTING POLICIES (Cont.)

annual and interim reporting periods beginning after December 15, 2012. This guidance requires companies to report, in one place, information about reclassifications out of accumulated other comprehensive income (AOCI). Companies are also required to present reclassifications by component when reporting changes in AOCI balances. For significant items reclassified out of AOCI to net income in their entirety in the period, companies must report the effect of the reclassifications on the respective line items in the statement where net income is presented. In certain circumstances, this can be done on the face of that statement. Otherwise, it must be presented in the notes. For items not reclassified to net income in their entirety in the period, companies must cross-reference in a note to other required disclosures.

The Company adopted this standard as of the beginning of fiscal year 2013. The effect of the adoption of the new standard on the consolidated financial results of the Company for year ended December 31, 2013 was immaterial and resulted in broader disclosure.

NOTE 3:- OTHER ACCOUNTS RECEIVABLES AND PREPAID EXPENSES

December 31,
2013
Government authorities	$12
Prepaid expenses and other accounts receivables	10

$22

NOTE 4:- PROPERTY AND EQUIPMENT

December 31,
2013
Cost:
Computers, peripheral equipment and software	$43
Office furniture and equipment	7

50

Accumulated depreciation:
Computers, peripheral equipment and software	(10)
Furniture and office equipment	*) —

(10)

Depreciated cost	$40

*)	Represents amount less than $ 1.

SKYFENCE NETWORKS LTD. AND ITS SUBSIDIARY

(A development stage company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

In U.S. dollars in thousands

NOTE 4:- PROPERTY AND EQUIPMENT (Cont.)

Depreciation expenses for the year ended December 31, 2013 and for the period from August 12, 2012 (date of inception) through December 31, 2013, amounted to $ 10.

NOTE 5:- COMMITMENTS AND CONTINGENCIES

The Company leases its premises in Israel. In 2012 the Company signed a two year lease agreement in Israel which will expire in 2014. In April 2014 the Company signed a new lease agreement that will expire in November 2019. The annual rent fee will be $ 124 and will be linked to the Israeli Consumer Price Index (“Israeli CPI”). As of December 31, 2013, the annual minimum future rental payments due under the above agreements, for the year 2014, are approximately $ 32.

Lease expenses for the year ended December 31, 2013 and for the period from August 12, 2012 (date of inception) through December 31 were approximately $ 38 and $ 47, respectively.

NOTE 6:- SHAREHOLDERS’ EQUITY

a.	Ordinary shares:

All Ordinary shares shall have equal rights for all intents and purposes and every Ordinary share shall entitle its holder to:

1.	A right to one vote at, receive notice of, to attend and participate at all of the meetings of shareholders of the Company.

2.	A right to be paid its proportional part in any dividends that may be declared by the Company;

3.	A right to take part in the division of the surplus assets in the case of the winding up of the Company.

b.	Series A preferred shares:

Each holder of Series A preferred shares shall have one vote for each Ordinary Share into which such Series A preferred share held by him of record could be converted The holders of Series A preferred shares shall vote separately on all matters that by law are subject to a class vote. In addition, the Series A preferred shares confer on the holders thereof all rights accruing to the holders of Ordinary Shares in the Company and, in addition, bear the following rights:

1.	Dividends:

The Company shall not declare or pay any dividends to the holders of Ordinary shares until the holders of the Series A preferred shares have received dividends at

SKYFENCE NETWORKS LTD. AND ITS SUBSIDIARY

(A development stage company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

In U.S. dollars in thousands

NOTE 6:- SHAREHOLDERS’ EQUITY (Cont.)

the rate of 8% per annum of the Original Series Issue Price, all as stipulated in the Company’s Amended and Restated Articles of Association. Following the payment of such dividends, any other dividends shall be paid proportionately to the holders of the Series A preferred shares and Ordinary shares on an as-converted basis.

2.	Conversion:

The Series A preferred shares are convertible at the option of the holder, at any time into such number of Ordinary Shares as is determined by dividing the Series A preferred issued price by the conversion price in effect as of the date of conversion, all as stipulated in the Company’s Amended and Restated Articles of Association. The conversion price per share for shares of Series A preferred shares shall initially be equal to the original issue price.

3.	Liquidation preference:

In the event of liquidation, dissolution or winding up of the Company, (a “Liquidity Event”) as defined in the Amended and Restated Articles of Association of the Company, all assets of the Company available for distribution among the shareholders, shall be distributed in the following order of preference:

a)	First, the holders of Series A preferred shares shall be entitled to receive, prior and in preference to any distribution of any of the assets of the Company to the holders of Ordinary shares an amount per share equal to $0.75, as adjusted for any stock split, stock combination, stock dividend, recapitalization or like events (the “Original Series A Issue Price”) plus all declared but unpaid dividends on each Preferred share, reduced by any dividends actually paid in respect of such shares (the “Preferred A Preference”).

If upon the occurrence of such event, the assets and funds thus distributed among the holders of the Series A Preferred shall be insufficient to permit the payment to such holders of the full Preferred A Preference, then the entire assets and funds of the Company legally available for distribution shall be distributed ratably among the holders of the Series A preferred in proportion to the preferential amounts, such is entitled to receive.

b)	Upon the completion of the distribution required by subparagraph (a), the remaining assets of the Company available for distribution to stockholders shall be distributed among the holders of Ordinary Shares and to the holders of the Series A preferred shares (on an as converted to Ordinary Shares basis), pro rata in proportion to the number of Ordinary Shares held by each such holder.

c)	In case of a pro rata allocation of the assets available for distribution in a Liquidity Event, the holders of Series A preferred shares would be entitled to

SKYFENCE NETWORKS LTD. AND ITS SUBSIDIARY

(A development stage company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

In U.S. dollars in thousands

NOTE 6:- SHAREHOLDERS’ EQUITY (Cont.)

receive an amount per each Series A preferred share equal to, or exceeding four times the Original Series A Issue Price, then the Preferred A Preference shall not be paid to the holders of Series A preferred shares, and all of the stockholders of the Company shall participate pro rata in proportion to the number of Ordinary shares held by each such shareholder in the distribution of the assets of the Company, provided, however, that in such event the amount paid per each Series A preferred share shall not be less than four times the Original Series A Issue Price, all as stipulated in Amended and Restated Articles of Association of the Company.

c.	Transactions:

1.	On August 30, 2012, the Company entered into a Purchase Agreement with an investor under which it issued 1,000 Preferred A Shares with nominal value of NIS 0.01 each for a total consideration of $ 3,000. In addition, on that date, the Company decided to approve the issuance and allotment of bonus shares, for no consideration, to each of the shareholders of the Company according to the following ratio: each Ordinary share of the Company and each Preferred A Share of the Company, shall grant its holder, the right to 3,999 Ordinary Shares and 3,999 Preferred A shares.

2.	On October 31, 2012, the Company approved and issued to an additional investor 266,667 Preferred A shares with nominal value of NIS 0.01 each for a total consideration of $ 200.

d.	Employee stock option plans:

In May 2013, the Company adopted the “Skyfence Networks Ltd. 2013 Share Incentive Plan” (the “Plan”). The Plan provides the Company the ability to grant its employees, directors and non-employees, options to purchase Ordinary shares of the Company, at a purchase price as determined by the Board of Directors at the date of grant. According to the Plan 2,000,000 shares of Ordinary shares NIS 0.01 par value each, reserved for issuance under the Plan. As of December 31, 2013, 1,634,417 Ordinary shares are available for future grant under the plans. Any options, which are canceled or forfeited before the expiration date, become available for future grants.

SKYFENCE NETWORKS LTD. AND ITS SUBSIDIARY

(A development stage company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

In U.S. dollars in thousands

NOTE 6:- SHAREHOLDERS’ EQUITY (Cont.)

The following is a summary of the Company’s stock options granted:

	2013
	Number of options	Weighted average exercise price
Options outstanding at beginning of year	—	$—
Granted	378,333	$0.08
Exercised	(6,250)	$0.003
Forfeited	(27,750)	$0.003

Options outstanding at end of year	344,333	$0.09

Options exercisable at end of year	1,750	$0.003

Vested and expected to vest	233,103	$0.09

The following is a summary of the Company’s stock options granted separated into ranges of exercise price:

Exercise price (range)	Options outstanding as of December 31, 2013	Weighted average remaining contractual life (years)	Options exercisable as of December 31, 2013	Weighted average remaining contractual life (years)
$
$ 0.003	139,000	6.503	1,750	5.986
$ 0.15	205,333	6.877	—	—

	344,333	6.726	1,750	5.986

During 2013, the Company recognized stock-based compensation expense related to employees stock options in the amount of $ 128, as follows:

Year ended December 31, 2013
Research and development	$99
Sales and marketing	29

Total stock-based compensation expense	$128

The fair value of each stock option grant to employees was determined by the Company using the Black-Scholes option-pricing model and assumptions discussed below. Each of these inputs is subjective and generally requires significant judgment to determine.

SKYFENCE NETWORKS LTD. AND ITS SUBSIDIARY

(A development stage company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

In U.S. dollars in thousands

NOTE 6:- SHAREHOLDERS’ EQUITY (Cont.)

Expected Term - The expected option term represents the period of time that options granted are expected to be outstanding. Expected term of options granted to employees, is according to the simplified method, average of vesting and the contractual term of the Company’s stock options. Expected term of options granted to non-employees, is according to the remaining contractual life of the options.

Expected Volatility - Expected volatility is based on implied volatility of other comparable public companies.

Risk-Free Interest Rate - The risk-free interest rate is based on the yield from U.S. treasury bonds with an equivalent term.

Expected Dividend - The Company has never paid dividends and does not expect to pay dividends.

Forfeiture Rate - The Company estimates its forfeiture rate based on an analysis of its actual forfeitures and will continue to evaluate the adequacy of the forfeiture rate based on actual forfeiture experience, analysis of employee turnover behavior, and other factors. The impact from a forfeiture rate adjustment will be recognized in full in the period of adjustment, and if the actual number of future forfeitures differs from that estimated by the Company, the Company may be required to record adjustments to stock-based compensation expense in future periods.

A summary of the weighted-average assumptions is as follows:

Year ended December 31, 2013
Dividend yield	0%
Expected volatility	46%
Risk-free interest rate	1.1%-1.31%
Expected term (years)	4.75

The aggregate intrinsic value represents the total intrinsic value (the difference between the Company’s fair value of its ordinary shares and the exercise price, multiplied by the number of in-the-money options) that would have been received by the option holders had all option holders exercised their options on December 31, 2013. This amount is impacted by the changes in the fair value of the Company’s shares. Total intrinsic value of options exercised during the years ended December 31, 2013 was $ 44. The aggregate intrinsic value of outstanding options at December 31, 2013, is $ 2,393. The aggregate intrinsic value of exercisable options at December 31, 2013, is $ 12 thousands. As of December 31, 2013, there was a $ 2,253 of total unrecognized compensation cost related to non-vested share-based compensation arrangements granted under the Company’s stock option plans. The cost is expected to be recognized over a weighted-average period of approximately 3.67 year.

SKYFENCE NETWORKS LTD. AND ITS SUBSIDIARY

(A development stage company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

In U.S. dollars in thousands

NOTE 6:- SHAREHOLDERS’ EQUITY (Cont.)

e.	Options issued to non-employees:

During 2013, the Company granted 20,000 options to a non-employee at the exercise price of $ 0.75. As of December 31, 2013, 15,000 options are outstanding and exercisable through March 2014.

NOTE 7:- TAXES ON INCOME

a.	Tax laws applicable to the Company:

Statutory tax rates in Israel are as follows: 2013 - 25%, 2012 - 25%.

On July 30, 2013, the Israeli Parliament (the Knesset) approved the second and third readings of the Economic Plan for 2013-2014 (“Amended Budget Law”) which consists, among others, of fiscal changes whose main aim is to enhance long-term collection of taxes.

These changes include, among others, raising the Israeli corporate tax rate from 25% to 26.5%, cancelling the lowering of the tax rates applicable to preferred enterprises (9% in development area A and 16% in other areas), taxing revaluation gains and increasing the tax rates on dividends within the scope of the Law for the Encouragement of Capital Investments to 20% effective from January 1, 2014.

b.	Income taxes on US subsidiary:

The US subsidiary is subject to U.S. income tax laws.

c.	Net operating losses carryforward:

As of December 31, 2013, the Company has Israeli carryforward tax losses amounting to approximately $ 1,624 (including research and development expenses to be deducted in future years). The carryforward losses have no expiration date.

Deferred tax assets relating to carryforward losses and other temporary differences were not recorded, due to uncertainty of their utilization in the foreseeable future.

d.	The Company does not yet have any final tax assessments.

SKYFENCE NETWORKS LTD. AND ITS SUBSIDIARY

(A development stage company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

In U.S. dollars in thousands

NOTE 8:- RELATED PARTIES

The following balance and transactions with the Chief Executive Officer and Chief Technology Officer who are founders and part of the shareholders of the Company are a result of services they provide the Company in the ordinary course of business.

Year ended December 31 2013
Balances with related parties:
Employees and payroll accruals	$13

	Year ended December 31, 2013	Period from August 12, 2012 (date of inception) through December 31, 2013
Transactions:
Research and development expenses	$161	$211

General and administrative expenses	$195	$255

NOTE 9:- SUBSEQUENT EVENT

On February 7, 2014, Imperva, Inc. (“Imperva”) acquired all of the outstanding shares of capital stock of the Company in exchange for approximately $ 16,100 in cash, 884,422 shares of Imperva common stock valued at approximately $ 52,300 and the assumption of stock options exercisable for an aggregate of up to 24,248 shares of Imperva common stock, for total consideration of approximately $ 69,800.